                                                                    EXHIBIT 21.1

                             LISTING OF SUBSIDIARIES

                                                                Country, State
                                                                or Province
                                                                of Incorporation
                                                                ----------------
Metallurg, Inc.                                                 Delaware
   Metallurg International Resources, LLC                       Delaware
   Shieldalloy Metallurgical Corporation                        Delaware
   Metallurg Services, Inc.                                     New York
   MIR (China), Inc. (dormant)                                  Delaware
   Metallurg (Canada) Limited                                   Quebec, Canada
   Metallurg Holdings Corporation                               New York
      Metallurg Europe Limited                                  England
         London & Scandinavian Metallurgical Co Limited         England
            S. A. Vickers Limited (dormant)                     England
            H. M. I. Limited (dormant)                          England
            Metal Alloys (South Wales) Limited (dormant)        England
            Metalloys Limited (dormant)                         England
            The Aluminium Powder Company Limited                England
               Alpoco Developments Limited (dormant)            England
               Benda-Lutz-Alpoco Sp.zo.o.                       Poland
            M & A Powders Limited (dormant)                     England
            Hydelko AS                                          Norway
         Companhia Industrial Fluminense                        Brazil
      Metallurg (Far East) Limited                              Japan
      Metallurg Mexico S. A. de C. V.                           Mexico
      Metallurg Servicios S de RL de CV                         Mexico
      Caribbean Metals & Alloys Limited (dormant)               Jersey, CI
      Brandau y Cia S. A. (dormant)                             Spain
      Aleaciones Metalurgicas Venezolanas  C. A.  (dormant)     Venezuela

Notes
Dormant subsidiaries have no operations.

As at March 30, 2005